UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2019 (August 1, 2019)

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-37665	61-1770902
DELAWARE	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
(Address of principal executive offices, including zip code)

(239) 301-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbols	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock, par value $0.01	HTZ	New York Stock Exchange
The Hertz Corporation	None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On August 1, 2019 (the “Issue Date”), The Hertz Corporation (“Hertz”), a wholly owned subsidiary of Hertz Global Holdings, Inc., issued $500 million aggregate principal amount of 7.125% Senior Notes due 2026 (the “Notes”) under an indenture dated August 1, 2019 (as amended, supplemented (including pursuant to that certain supplemental indenture dated August 1, 2019), waived or otherwise modified, the “Indenture”), by and among Hertz, certain U.S. subsidiaries of Hertz as guarantors (the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association as trustee. The following is a brief description of the Indenture and the terms of the Notes issued thereunder.
Interest; Maturity
Interest on the Notes will be payable semi-annually in cash to holders of record at the close of business on the January 15 or July 15 immediately preceding the interest payment date on February 1 and August 1 of each year, respectively, commencing on February 1, 2020. Interest will be paid on the basis of a 360‑day year consisting of twelve 30‑day months. The Notes will mature on August 1, 2026.
Ranking; Guarantees
The Notes will be Hertz’s senior unsecured obligations and will be:

•	equal in right of payment to all of Hertz’s existing and future unsecured indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes;

•	senior in right of payment to any of Hertz’s existing or future indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes; and

•
effectively subordinated to all of Hertz’s secured indebtedness and other secured obligations, including Hertz’s senior secured term facility, senior secured revolving credit facility, secured letter of credit facility and senior second priority secured notes, to the extent of the value of the assets securing such secured indebtedness or other secured obligations, and structurally subordinated to all indebtedness and other obligations of Hertz’s subsidiaries (other than subsidiaries that are, or which become, Subsidiary Guarantors).

The Notes are guaranteed by Dollar Rent A Car, Inc., Dollar Thrifty Automotive Group, Inc., Donlen Corporation, DTG Operations, Inc., DTG Supply, LLC, Firefly Rent A Car LLC, Hertz Car Sales LLC, Hertz Global Services Corporation, Hertz Local Edition Corp, Hertz Local Edition Transporting, Inc., Hertz System, Inc., Hertz Technologies, Inc., Hertz Transporting, Inc., Rental Car Group Company, LLC., Smartz Vehicle Rental Corporation, Thrifty Car Sales, Inc., Thrifty, LLC, Thrifty Insurance Agency, Inc., Thrifty Rent-A-Car System, LLC, and TRAC Asia Pacific, Inc.
The guarantee of each Subsidiary Guarantor in respect of the Notes will be:

•
equal in right of payment to all existing and future indebtedness and other obligations of such Subsidiary Guarantor that are not, by their terms, expressly subordinated in right of payment to the guarantee of the Notes by such Subsidiary Guarantor;

•
senior in right of payment to any existing and future indebtedness and other obligations of such Subsidiary Guarantor that are, by their terms, expressly subordinated in right of payment to the guarantee of the Notes by such Subsidiary Guarantor; and

•
effectively subordinated to all secured indebtedness and other secured obligations of such Subsidiary Guarantor and its subsidiaries, including pursuant to Hertz’s senior secured term facility, senior secured revolving credit facility, secured letter of credit facility and senior second priority secured notes, to the extent of the value of the assets securing such indebtedness and other obligations, and structurally subordinated to all indebtedness and other obligations of the subsidiaries of such Subsidiary Guarantor (other than subsidiaries that are, or which become, Subsidiary Guarantors).

Optional Redemption
Prior to August 1, 2022, Hertz will be entitled at its option to redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus an applicable “make whole” premium and accrued and unpaid interest to but not including the redemption date.
On or after August 1, 2022, Hertz will be entitled at its option to redeem all or a portion of the Notes at the applicable redemption price set forth below (expressed as a percentage of principal amount), if redeemed during the 12‑month period commencing on August 1 of the years set forth below, plus accrued and unpaid interest, if any, to but not including the relevant redemption date.

Redemption Period	Price
2022	103.563%
2023	101.781%
2024 and thereafter	100.000%

On or prior to August 1, 2022, Hertz will be entitled at its option at any time and from time to time to redeem up to 40% of the original aggregate principal amount of the Notes (including the principal amount of any additional Notes, with the proceeds from certain equity offerings at a redemption price equal to 107.125%, plus accrued and unpaid interest, if any, to but not including the redemption date.
In connection with any tender offer pursuant to which not less than 90% in aggregate principal amount of the outstanding Notes are validly tendered and not withdrawn, all of the holders of the Notes will be deemed to have consented to such tender offer and, accordingly, Hertz may, subject to additional conditions discussed herein, redeem all of the remaining Notes outstanding following such tender offer at a price in cash equal to the price offered to each holder in such tender offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, to but not including the date of redemption.
Change of Control
Upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), each holder of Notes will have the right to require Hertz to repurchase all or any part of the Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.
Covenants
The Indenture contains covenants that, among other things, will limit the ability of Hertz and its restricted subsidiaries, described in the Indenture, to make certain restricted payments; create encumbrances or restrictions on the ability of Hertz’s subsidiaries to pay dividends or make other payments to it; lease, transfer or sell certain assets; create or incur liens; and merge or consolidate with other entities. These covenants are subject to important exceptions and qualifications, which are described in the Indenture.
Events of Default
The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and other monetary obligations on all the then outstanding Notes issued under the Indenture to be due and payable immediately.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information required by Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 of this Current Report and incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit	Description
Exhibit 4.1	Indenture, dated as of August 1, 2019, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors from time to time parties thereto, and Wells Fargo Bank, National Association, as Trustee.
Exhibit 4.2
First Supplemental Indenture, dated as of August 1, 2019, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors from time to time parties thereto, and Wells Fargo Bank, National Association, as Trustee, relating to the 7.125% Senior Notes due 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

By:	/s/ Jamere Jackson
Name:	Jamere Jackson
Title:	Executive Vice President and Chief Financial Officer

Date:  August 2, 2019